Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

-of-

TELLURIAN INC.

(A Delaware Corporation)

Tellurian Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.

The original Certificate of Incorporation of the Corporation filed with office of the Secretary of State of the State of Delaware was filed on August 17, 1967 (at which time the name of the corporation was Magellan Petroleum Corporation);

2.

This Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) is being adopted without a vote of the stockholders of the Corporation pursuant to Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”) to integrate into a single instrument all of the provisions of the Certificate of Incorporation currently in effect and operative; this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation;

3.	The directors of the Corporation, in accordance with Section 245 of the DGCL, have duly adopted and approved this Restated Certification of Incorporation;

4.	Pursuant to Section 103(d) of the DGCL, this Restated Certificate of Incorporation shall become effective at 11:59 p.m. Eastern Standard Time on February 9, 2017; and

5.	The Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

FIRST: The name of the Corporation is Tellurian Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business, and objects or purposes proposed to be transacted, promoted or carried on is:

(a) To engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, which purposes shall hereby include, but not be limited to, those to engage in all aspects of the exploration, production, recovery and all related activities of the petroleum industry, including but not limited to the business of mining and of drilling, boring and exploring for, producing, transporting, refining, treating, distilling, manufacturing, handling, and dealing in, buying and selling petroleum, oil, natural gas, asphaltum, bitumen, bituminous rock, and any and all other mineral and hydrocarbon substances and any and all products or by-products which may be derived from said substances or any of them; and for such or any of such purposes to buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own, and to sell, mortgage, lease and otherwise dispose of, and to construct, manage, maintain, deal in and operate mines, refineries, tanks, machinery, steam, sailing and other vessels or watercraft of every kind, and otherwise to deal in, operate, establish, promote, carry on, conduct and manage any all other property that may in anywise be deemed advisable in connection with the business of the Corporation.

(b) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

(c) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(d) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

(e) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

(f) To borrow or raise moneys for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

(g) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation’s property and assets, or any interest therein, wherever situated.

(h) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

(i) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in limited or restricted by reference to, or inference from, the terms of any other clause in the Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of the article shall be regarded as independent business and purposes.

FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”), each with a par value of one cent ($0.01) per share. The total number of shares of Common Stock that the Corporation is authorized to issue is three hundred million (300,000,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is fifty million (50,000,000).

(b) Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

(c) Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware. Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration or otherwise acquired by the Corporation shall be retired and cancelled, and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the Company shall have the right to reissue such shares.

FIFTH: [Reserved]

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To make, alter, amend and repeal the By-Laws of the Corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

(e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

TENTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more the directors of the Corporation is interested in or is a director or officer of such other corporation, and any director or directors, individually or jointly, or any partnership, firm or association of which any such director or directors may be a member, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; no contract, act or transaction of the Corporation with any person, partnership, firm, association or corporation shall be affected or invalidated by the fact that any director or directors of the Corporation is a party to or interested in such contract, act or transaction, or is in any way connected with such person, firm, association or corporation; each and every director of the Corporation who is a party to or otherwise interested in or who is a director or officer or otherwise interested in any other corporation which is a party to or otherwise interested in or who is a member of or otherwise interested in any partnership, firm or association which is a party to or otherwise interested in any contract, act or transaction of the Corporation or in which the Corporation is interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction and may vote to authorize any such contract, act or transaction with like force and effect as if he were not either directly or indirectly in any way interested in such contract, act or transaction; and each and every such person, corporation, partnership, firm or association and each and every person who may become a director of the Corporation is hereby relieved of any liability by reason of any director or directors contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested; all provided, that the fact that any such director is so interested shall have been disclosed or shall have been known to the Board of Directors or a majority thereof.

ELEVENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: [Reserved]

THIRTEENTH: [Reserved]

FOURTEENTH: The By-Laws of this corporation may be altered, amended or repealed by the vote of a majority of the directors at any regular or special meeting of the board; provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting, or shall have been waived in writing by all the directors, or at any regular or special meeting of the board at which all of the directors are present, without such notice or waiver of notice. Notwithstanding any other provision in the Certificate of Incorporation to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws of this corporation may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2⁄3%) of the voting power of all outstanding voting stock of the Corporation generally entitled to vote at such meeting.

FIFTEENTH: A director of this Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended, changed or modified in any way to further eliminate or limit the liability of directors to the Corporation or its stockholders or third parties, then directors of the Corporation, in addition to the circumstances in which directors are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.

SIXTEENTH: The Corporation shall enter into appropriate agreements with its directors and officers (and with such other employees and agents as the Board of Directors deems appropriate in its sole and exclusive discretion) to both indemnify them and advance to them the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware, as the same presently exist or may hereafter be amended, changed or modified.

Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer (or any such employees or agents) of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of this 9th day of February 2017.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Name:	Antoine J. Lafargue
Title:	Chief Financial Officer

[SIGNATURE PAGE TO RESTATED CERTIFICATE OF INCORPORATION]